QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dyax Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 DYAX CORP.
300 TECHNOLOGY SQUARE
CAMBRIDGE, MA 02139
(617) 250-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2009

        The 2009 Annual Meeting of Stockholders of Dyax Corp., a Delaware corporation ("Dyax"), will be held at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts, at 2:00 p.m. on Thursday, May 14, 2009, for the following purposes:

  1.
  To elect the three nominees named in this proxy statement as Class III directors to serve until the 2012 Annual Meeting of Stockholders.

  2.
  To approve an amendment of Dyax's Amended and Restated 1995 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan.

  3.
  To approve an amendment of Dyax's 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance under the plan.

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as Dyax's independent registered public accounting firm for the 2009 fiscal year.

  5.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Only stockholders of record at the close of business on April 3, 2009 will be entitled to vote at the meeting or any adjournment of the meeting.

        It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

                      By order of the Board of Directors,
                      Nathaniel S. Gardiner
                      Secretary

April 15, 2009

 DYAX CORP.

 PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MAY 14, 2009

        Our Board of Directors is soliciting your proxy with the enclosed proxy card for use at our 2009 Annual Meeting of Stockholders to be held at our offices at 300 Technology Square, Cambridge, Massachusetts at 2:00 p.m. on Thursday, May 14, 2009, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy card are first being sent or given to stockholders is April 15, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2009. The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/26746E.

To obtain directions to our offices in order to attend the 2009 Annual Meeting of Stockholders in person, please visit our website at http://www.dyax.com/about/directions.html or contact Investor Relations at (617) 225-2500.

General Information About Voting

        Who can vote.    You will be entitled to vote your shares of Dyax common stock at the annual meeting if you were a stockholder of record at the close of business on April 3, 2009. As of that date, 63,096,820 shares of common stock were outstanding. You are entitled to one vote for each share of common stock that you held on that date.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person at the meeting.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Dyax, Attention: Nathaniel S. Gardiner, Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

        Quorum.    A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

        Abstentions and broker non-votes.    "Broker non-votes" are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for a matter.

        Householding of Annual Meeting Materials.    Some banks, brokers and other nominee record holders may be "householding" our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 300 Technology Square, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 225-2500. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Share Ownership

        The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of March 15, 2009 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current executive officers and our executive officers named in the Summary Compensation Table included in "Executive Compensation" below, (iii) our directors and (iv) all our current executive officers and directors as a group.

	Number of Shares Beneficially Owned
Beneficial Owner	Shares(1)	Percent
Federated Investors, Inc. and related entities(2)	7,534,950	11.95%
Royce & Associates, LLC(3)	5,175,954	8.21%
Genzyme Corporation(4)	4,969,820	7.88%
Barclays Global Investors, NA and related entities(5)	3,505,871	5.56%
Constantine E. Anagnostopoulos, Ph.D.(6)	101,057	*
Susan B. Bayh(7)	69,944	*
James W. Fordyce(8)	124,757	*
Mary Ann Gray, Ph.D.(9)	83,917	*
Thomas L. Kempner(10)	2,625,348	4.16%
Henry R. Lewis, Ph.D.(11)	138,979	*
David J. McLachlan(12)	111,572	*
Henry E. Blair(13)	1,868,321	2.97%
Gustav Christensen(14)	220,209	*
George V. Migausky(15)	38,187	*
Ivana Magovcevic-Liebisch, Ph.D., J.D.(16)	393,698	*
William E. Pullman, BMedSc, M.B., B.S., Ph.D.(17)	78,751	*
Clive R. Wood, Ph.D.(18)	369,541	*
All Current Directors and Executive Officers as a Group (13 Persons)(19)	6,224,281	9.87%

*
Less than 1%

(1)
The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2)
On February 12, 2009, Federated Investors, Inc. and certain related entities filed a Schedule 13G with the Securities and Exchange Commission (the "SEC"). The Schedule 13G states that Federated Investors, Inc. has sole voting power over 7,534,950 shares of common stock and sole dispositive power over 7,534,950 shares. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779. Federated Investors, Inc. is the parent holding company of Federated Investment Management Company, Federated Investment Counseling, and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in us. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc. All of Federated Investors' outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.

(3)
On January 23, 2009, Royce & Associates, LLC filed a Schedule 13G with the SEC. The Schedule 13G states that Royce & Associates, LLC has sole voting and dispositive power over 5,175,954 shares of common stock. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(4)
On February 23, 2007, Genzyme Corporation filed a Schedule 13G with the SEC. The Schedule 13G states that Genzyme Corporation has sole voting power over 4,969,820 shares of common stock and sole dispositive power over 4,969,820 shares. The address of Genzyme Corporation is 500 Kendall Street, Cambridge, MA 02142.

(5)
On February 5, 2009, Barclays Global Investors, NA and its related entities, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, filed a Schedule 13G with the SEC. The Schedule 13G states that Barclays Global Investors, NA and Barclays Global Fund Advisors have sole voting power over 3,441,019 shares of common stock and sole dispositive power over 3,505,871 shares. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105; the address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH; the address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan; the address of Barclays Global Investors Canada Limited is Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1; the address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220; and the address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D085774, Unterfohring, Germany.

(6)
Consists of (i) 13,585 shares which are held in a trust for the benefit of Dr. Anagnostopoulos' spouse, of which Dr. Anagnostopoulos is a trustee, and (ii) 87,472 shares of common stock issuable to Dr. Anagnostopoulos upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(7)
Consists entirely of shares of common stock issuable to Ms. Bayh upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(8)
Consists of (i) 29,340 shares held by Mr. Fordyce personally, and (ii) 95,417 shares of common stock issuable to Mr. Fordyce upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(9)
Consists of (i) 10,000 shares held by Dr. Gray personally, and (ii) 73,917 of shares of common stock issuable to Dr. Gray upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(10)
Consists of (i) 1,123,233 shares of common stock held in trusts for the benefit of Mr. Kempner's brother's children, Mr. Kempner's children and Mr. Kempner, of which Mr. Kempner is a trustee, (ii) 5,021 shares held by Mr. Kempner's spouse, (iii) 11,792 shares held by Pinpoint Partners

  Corporation, of which Mr. Kempner is President, (iv) 53,764 shares owned by Loeb Investors Co. IX, of which Mr. Kempner is the Managing Partner, (v) 1,308,810 shares owned by Loeb Holding Corporation, of which Mr. Kempner is the Chairman and Chief Executive Officer, and as to which Mr. Kempner disclaims beneficial ownership except to the extent of his pecuniary interest, and (vi) 27,311 shares held by Mr. Kempner personally. Also includes 95,417 shares of common stock issuable to Mr. Kempner upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(11)
Consists of (i) 51,507 shares held by Dr. Lewis personally, and (ii) 87,472 shares of common stock issuable to Dr. Lewis upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(12)
Consists of (i) 14,100 shares held by Mr. McLachlan personally, and (ii) 97,472 shares of common stock issuable to Mr. McLachlan upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(13)
Consists of (i) 114,100 shares which are held in a trust for the benefit of Mr. Blair's daughter, as to which Mr. Blair disclaims beneficial ownership, (ii) 332,110 shares held by Mr. Blair personally, and (iii) 1,115,000 shares of common stock issuable to Mr. Blair upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(14)
Consists of (i) 20,000 shares held by Mr. Christensen personally, and (ii) 200,209 shares of common stock issuable to Mr. Christensen upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(15)
Consists of (i) 16,000 shares held by Mr. Migausky personally, and (ii) 22,187 shares of common stock issuable to Mr. Migausky upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(16)
Consists of (i) 3,357 shares held by Dr. Magovcevic-Liebisch personally, and (ii) 390,341 shares of common stock issuable to Dr. Magovcevic-Liebisch upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(17)
Consists entirely of shares of common stock issuable to Dr. Pullman upon the exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(18)
Consists of (i) 5,219 shares held by Dr. Wood personally, and (ii) 364,322 shares of common stock issuable to Dr. Wood upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

(19)
See Notes 6 through 18. Includes 2,691,046 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following March 15, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2008 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that (i) one report covering the exercise of options to purchase shares of our common stock was filed late on behalf of Thomas Kempner and (ii) reports covering automatic grants to independent directors of options to purchase shares of our common stock were filed late on behalf of each of Constantine Anagnostopoulos, Susan Bayh, James Fordyce, Mary Ann Gray, Thomas Kempner, Henry Lewis and David McLachlan.

 PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2009 Annual Meeting, the three nominees named in this proxy statement as Class III Directors will be elected to hold office for three years until their successors are elected and qualified. Our Board of Directors has nominated Constantine E. Anagnostopoulos, Henry R. Lewis and David J. McLachlan for re-election as Class III Directors at the upcoming annual meeting. Each has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

        Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director

        The following table contains biographical information as of March 15, 2009 about the nominees for Class III Director and current directors whose terms of office will continue after the annual meeting.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Class III Directors (present term expires in 2009)
Constantine E. Anagnostopoulos Age: 86	Constantine E. Anagnostopoulos, Ph.D. has been a director of Dyax since 1991. From 1987 to 2003, he served as Managing General Partner of Gateway Associates L.P., a venture capital management firm. Dr. Anagnostopoulos is a retired corporate officer of Monsanto Company and a retired lead director of Genzyme Company, having served on its board from 1985 to 2005. He is also a director of a number of privately held biotechnology companies.	1991
Henry R. Lewis Age: 83	Henry R. Lewis, Ph.D. has been a director of Dyax since 1995, and previously was a director of Protein Engineering Corporation before its merger with Dyax. He also served as our Lead Director from 2003 to 2008. From 1986 to 1991, Dr. Lewis was the Vice Chairman of the board of directors of Dennison Manufacturing Company. From 1982 to 1986, he also served as a Senior Vice President at Dennison. Dr. Lewis was a director of Genzyme Corporation from 1986 until 2000.	1995

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
David J. McLachlan Age: 70	David J. McLachlan has been a director of Dyax since 1999. He was the Executive Vice President and Chief Financial Officer of Genzyme Corporation from 1989 to 1999 and a senior advisor to Genzyme's chairman and chief executive officer through June 2004. Prior to joining Genzyme, Mr. McLachlan served as Chief Financial Officer and Vice President of Adams-Russell Company, an electronic component supplier and cable television operator. Mr. McLachlan currently serves on the Board of Directors of HearUSA Inc., a hearing care company, and Skyworks Solutions, Inc., a manufacturer of analog, mixed signal and digital semiconductors for mobile communications.	1999
	Class I Directors (present term expires in 2010)
Susan B. Bayh Age: 49	Susan B. Bayh has been a director of Dyax since 2003. Ms. Bayh served as the Commissioner of the International Commission between the U.S. and Canada from 1994 to 2000, overseeing compliance with environmental and water level treaties for the United States-Canadian border. From 1994 to 2001, Ms. Bayh served as a Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh was an attorney in the Pharmaceutical Division of Eli Lilly and Company, where she focused on marketed products, clinical trials and regulatory issues. Previously, she practiced law, specializing in litigation, utility, corporate and antitrust law. Currently, Ms. Bayh serves as a director of Dendreon Corporation and Curis, Inc., both biotechnology companies, Wellpoint, Inc., a health benefits company, and Emmis Communications Corporation, a diversified media company.	2003
Henry E. Blair Age: 65	Henry E. Blair is Chairman of Dyax Corp. and has been a director and officer of Dyax since co-founding the company in 1989. He served as Chief Executive Officer of Dyax from 1997 through 2008 and has also served as its Chairman of the Board since its merger with Protein Engineering Corporation in 1995. Mr. Blair has over thirty years of experience working in the biopharmaceutical industry. In addition to Dyax, he co-founded Genzyme Corporation. His enzyme replacement therapy research for Gaucher disease, while at Tufts University School of Medicine, was largely responsible for Genzyme's first therapeutic program and flagship product, Cerezyme®. He also co-founded Biocode, Inc., GelTex Pharmaceuticals, Inc., and Biotage, Inc., the predecessor to Dyax Corp. Additionally, Mr. Blair has previously served on several public companies' boards, particularly during their start-up phases, including GTC Biotherapeutics, Inc., Esperion Therapeutics, Inc., Celtrix Pharmaceuticals, Inc. and DynaGen, Inc. In addition to these directorships, Mr. Blair has served on the board of overseers at Tufts University School of Medicine and the Lahey Hitchcock Clinic and was a trustee of the Harvard-affiliated Center for Blood Research, Inc. (now the Immune Disease Institute).	1989

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Gustav Christensen Age: 61	Gustav Christensen is the President and Chief Executive Officer of Dyax and has been a director of Dyax since 2008. From April 2007 through December 2008, Mr. Christensen served as Executive Vice President and Chief Business Officer of Dyax, where he oversaw and lead the company's partnering strategy as well as other business development activities such as licensing and collaboration transactions. Previously, Mr. Christensen was Managing Director of Apeiron Partners, LLC, a boutique life sciences investment bank, from 2005-2007. He began his career as General Manager at Baxter Travenol Laboratories and left in 1983 to become the Vice President of Business Development at Genetics Institute Inc. from 1983-1988. Additionally, he has been the CEO or senior manager of several biopharmaceutical firms. Mr. Christensen received his Master of Science in Economics from the University of Aarhus (Denmark) and his Master of Business Administration from Harvard Business School.	2008
	Class II Directors (present term expires in 2011)
James W. Fordyce Age: 66	James W. Fordyce has been a director of Dyax since 1995. Mr. Fordyce is currently Managing Partner of MEDNA Partners LLC, a private advisory firm. From 1981 to 2004 he was a general partner of Prince Ventures LP, a venture capital management firm focused on investments in medicine and the life sciences. From 1998 to 2004, Mr. Fordyce also served as the Managing Member of Fordyce & Gabrielson LLC, a private investment management firm. He is a member of the Board of Directors of several privately-held companies and is Chairman Emeritus of the Board of Directors of the Albert and Mary Lasker Foundation.	1995
Mary Ann Gray Age: 56	Mary Ann Gray, Ph.D. has been a director of Dyax since February 2004 and has served as our Lead Director since 2008. Dr. Gray established Gray Strategic Advisors, LLC in August 2003 to provide strategic advice to both public and private biotechnology companies. From 1999 to July 2003, she served as a Senior Analyst and Portfolio Manager of the Federated Kaufmann Fund, focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst with Kidder Peabody, and held similar positions with Warburg Dillon Read and with Raymond James & Associates. Additionally, Dr. Gray has over twelve years of experience as a scientist in academia and industry. She held scientific positions at Schering Plough Corporation and NeoRx Corporation, and early in her career Dr. Gray managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute. She is also a director of Telik, Inc., Acadia Pharmaceuticals, Inc., and GTC Biotherapeutics, Inc., all biotechnology companies.	2004

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Thomas L. Kempner Age: 81	Thomas L. Kempner has been a director of Dyax since 1995, and previously was a director of Protein Engineering Corporation before its merger with Dyax. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking firm, and its predecessors since 1978. He is also President of Pinpoint Partners Corporation, the general partner of the Loeb Investment Partnerships. Mr. Kempner is a director of FuelCell Energy, IGENE BioTechnology, Inc., and Intersections, Inc. Mr. Kempner also serves as a director emeritus of Northwest Airlines, Inc.	1995

THE BOARD RECOMMENDS A VOTE FOR THE THREE DIRECTOR NOMINEES

 PROPOSAL 2
AMENDMENT AND RESTATEMENT OF THE 1995 EQUITY INCENTIVE PLAN

        We are asking stockholders to approve an amendment of Dyax's Amended and Restated 1995 Equity Incentive Plan, referred to as the 1995 Equity Plan to increase in the number of shares of Common Stock available for issuance under the plan by 4,500,000 shares to 18,350,000 shares. The 1995 Equity Plan is an important part of our compensation program and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation.

        The closing price of Dyax's Common Stock on the NASDAQ Global Market on March 31, 2009 as $2.51 per share. The material terms of the 1995 Equity Plan and a more detailed description of the proposed amendment are set forth below.

General Description of 1995 Equity Plan

        The purpose of the 1995 Equity Plan is to attract and retain employees, directors and consultants and to provide an incentive for these persons to achieve long-range performance goals. The 1995 Equity Plan permits us to grant equity awards to our employees, directors and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. To date, we have granted only incentive stock options, non-statutory stock options and restricted stock under the 1995 Equity Plan. As of March 31, 2009, 105 employees were eligible to participate in the 1995 Equity Plan. As of March 31, 2009, 3,481,541 shares of Common Stock have been issued pursuant to awards under the 1995 Equity Plan, and 14,868,459 shares are reserved for issuance, of which 5,569,280 shares remain available for future awards. Outstanding options have exercise prices ranging from $1.21 to $48.69. The weighted average exercise price of all outstanding options is $4.99 per share. All options granted have a term of ten years. In addition to options, 239,840 shares of our Common Stock have been issued as restricted stock under the 1995 Equity Plan, 78,240 of which have been cancelled. As the amount of any awards under the 1995 Equity Plan is within the Compensation Committee's discretion, total awards that may be granted for a fiscal year are not determinable until completion of the year.

        The following table sets forth shares underlying awards granted under the 1995 Equity Plan through March 31, 2009:

Total Awards Under the 1995 Equity Incentive Plan

Number of Shares of Common Stock Underlying Options
Current executive officers:
Gustav Christensen, President and Chief Executive Officer	845,000
George V. Migausky, Executive Vice President, Finance, and Chief Financial Officer	155,000
Ivana Magovcevic -Liebisch, Ph.D., J.D., General Counsel and Executive Vice President, Administration	700,393
William E. Pullman, BMedSc, M.B., B.S., Ph.D., Executive Vice President and Chief Development Officer	360,000
Clive R. Wood, Ph.D., Executive Vice President Discovery Research and Chief Scientific Officer	633,125

Current executive officers as a group (5 persons)	2,693,518
Current non-executive officer directors as a group (8 persons)	1,939,500
Other Dyax employees as a group	4,666,161

Total Awards through March 31, 2009	9,299,179

Administration and Eligibility

        Awards are made by the Compensation Committee, which has been designated by our Board of Directors to administer the 1995 Equity Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has authorized our Chairman and President to make Awards to non-executive employees within parameters approved by the Committee.

        The Compensation Committee administers the 1995 Equity Plan and determines the terms and conditions of each award to our executive officers and directors, including the exercise price, the form of payment of the exercise price, the number of shares subject to the award and the time at which such options become exercisable. The exercise price of any incentive stock option granted under the 1995 Equity Plan may not, however, be less than the fair market value of the Common Stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any non-statutory stock option is determined by the Compensation Committee.

Awards

        The 1995 Equity Incentive Plan provides for the following categories of awards:

        Stock Options.    Our Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as our Compensation Committee may determine, including by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention.

        Restricted Stock.    Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

        Restricted Stock Units.    Our Compensation Committee may grant the right to receive shares of common stock subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

        Unrestricted Stock.    Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture.

        Stock Appreciation Rights.    Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option shall have an exercise price not less than 100% of the Fair Market Value of the Common Stock on the date of award may be granted at such exercise prices as the Committee may determine. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

Federal Income Tax Consequences Relating to Stock Options and Restricted Stock.

        Incentive Stock Options.    An optionee does not realize taxable income upon the grant or exercise of an incentive stock option, known as an ISO, under the 1995 Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to Dyax for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Dyax is entitled to deduct this amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Non-statutory Stock Options.    No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Dyax receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by Dyax.

        Restricted Stock.    Awards of restricted stock that are non-transferable and subject to forfeiture are generally not taxable to the recipient until the shares vest. When the shares vest, the recipient realizes compensation income equal to the difference between the amount paid for the shares and their fair market value at the time of the vesting, and we are entitled to a corresponding deduction. Appreciation in the value of the shares during the vesting period therefore increases the income subject to tax at ordinary income rates at the time of vesting as well as the corresponding deduction we are entitled to take at that time. The tax is payable for the year in which the vesting occurs, regardless of whether the shares are sold at that time. If the recipient is an employee, Dyax is required to withhold income and social security taxes from the compensation income (by withholding from shares, from other income of the employee or from a cash payment made by the employee to Dyax to cover the withholding taxes).

        Instead of being taxed when the shares vest, a recipient may elect to be taxed in the year the shares are awarded by filing a "Section 83(b) election" with the Internal Revenue Service within 30 days after issuance of the restricted shares. The recipient then realizes compensation income in the year of the award equal to the difference between the amount paid for the shares and their fair market value at the time of issuance, and we are entitled to a corresponding deduction at that time.

        Unrestricted Stock.    Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

        Restricted Stock Units.    A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

        Internal Revenue Code Section 162(m).    United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer and the next four highest paid executive officers (each, a "covered employee") unless the compensation is "performance-based" as defined in Internal Revenue Code Section 162(m). Stock options and SARs granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options or SARs are granted by a committee consisting solely of outside directors, and (c) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

        Our Compensation Committee has designed the 1995 Equity Incentive Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs, if any, granted to covered employees.

        In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period.

Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

Proposed Amendments to the 1995 Equity Plan

        On March 25, 2009, the Compensation Committee of our Board of Directors voted, subject to stockholder approval, to amend the 1995 Equity Plan to increase the number of shares available for issuance under the 1995 Equity Plan by 4,500,000 shares to 18,350,000 shares.

        Stockholder approval of the 4,500,000 share increase is required under applicable NASDAQ Market Rules as well as to ensure that these shares may be treated as incentive stock options under the Internal Revenue Code. This amendment is intended to provide a sufficient number of shares of Common Stock for anticipated awards to eligible persons through 2011. Stockholder approval of the types of performance goals that can be set under the 1995 Equity Plan is required for us to comply with the performance-based compensation exception set forth in Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly traded companies for compensation in excess of $1,000,000 accrued with respect to a company's chief executive officer or any of the four most highly compensated officers, unless certain conditions are met that include stockholder approval of this provision. Stockholder approval of the amendment to this provision is sought to ensure that Dyax is permitted the maximum tax deduction for compensation paid under the 1995 Equity Plan.

        The preceding summary is qualified in its entirety by reference to the full text of the 1995 Equity Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to 300 Technology Square, Cambridge, Massachusetts 02139, Attn: Investor Relations.

Votes Required

        The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the 1995 Equity Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

 PROPOSAL 3
AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

        We are asking stockholders to approve an amendment of Dyax's 1998 Employee Stock Purchase Plan, referred to as the Purchase Plan, to increase in the number of shares of Common Stock available for issuance under the plan by 630,000 shares. We believe the Purchase Plan is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation. The description below summarizes the material provisions of the Purchase Plan and is qualified entirely by reference to the full text of the Purchase Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to 300 Technology Square, Cambridge, Massachusetts 02139, Attn: Investor Relations.

Summary of the 1998 Employee Stock Purchase Plan

        Purpose.    The Purchase Plan provides our full-time U.S. employees the opportunity to purchase shares of our common stock at periodic intervals on tax-advantaged terms. Under the Purchase Plan,

113,991 shares currently remain available for issuance. We believe that continuing to provide the benefits available under the Purchase Plan to our employees will help us attract and retain top quality personnel, motivate them to acquire an equity stake in Dyax and provide an incentive for them to achieve long-range performance goals to the extent they retain the shares purchased under the Purchase Plan. Our Board of Directors strongly believes that continuing to offer a program in which our employees can purchase shares of our common stock is an important component of our compensation program. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

        Administration.    On February 11, 2009, Dyax's Compensation Committee delegated to the Chief Financial Officer of Dyax, acting in any such capacity, the authority to grant the rights to purchase shares of our common stock under the Purchase Plan, at his discretion. Mr. Migausky determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased.

        Authorized Shares.    Currently, a maximum of 700,000 of shares of common stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization or similar change in our capital structure. If the proposed amendment is approved, the maximum number of shares reserved for issuance under the Purchase Plan will be increased to 1,330,000. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the Purchase Plan. The maximum number of shares that may be sold under the Plan during any single exercise period is 25,000 shares multiplied by the number of full calendar quarters included in that exercise period. This effectively limits the number of shares that may be sold under the Purchase Plan to 100,000 per year. If the number of shares available is insufficient to cover shares offered during an offering period or on any day the shares are purchased ("Purchase Date"), the Compensation Committee may authorize an equitable pro rata allocation of shares among all participants and either continue or terminate all offerings then in effect.

        Eligibility.    All employees of Dyax or any U.S. subsidiary designated by the Compensation Committee, who work at least twenty hours per week and are employed for at least five months, are eligible to participate in the Purchase Plan. As of March 31, 2009, 105 employees were eligible to participate in the Purchase Plan.

        Offerings.    Dyax may make one or more offerings to employees to purchase shares of Dyax common stock, as determined by the Compensation Committee. No offering period may exceed 27 months in duration.

        Purchase Price.    The purchase price per share in an offering is 85% of the lower of the fair market value of common stock on the first day of an offering period (the "Offering Date") or the Purchase Date and may be paid through regular payroll deductions, lump sum cash payments, by delivery of shares of Dyax common stock, or some combination thereof, as determined by the Compensation Committee. The closing price of our common stock on March 31, 2009, as reported by the NASDAQ Global Market, was $2.51.

        Participation and Withdrawal.    Participation in the Purchase Plan is voluntary, and a participant may withdraw from an offering before stock is purchased. No employee will be eligible to participate in more than one offering at a time. Directors who are not employees of Dyax are not eligible to participate in the Purchase Plan. Participation in the Purchase Plan terminates automatically upon termination of employment for any reason. Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, on any common stock's market value on the first and last day of the enrollment period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

        Purchase Limitations.    The maximum number of shares of common stock that a participant may purchase on a Purchase Date is limited to 875 shares multiplied by the number of full calendar quarters since the prior Purchase Date in the offering. This effectively limits each employee to a maximum of 3,500 shares that may be purchased per year. As required by Section 423 of the Internal Revenue Code, an employee's purchases under the Purchase Plan and all other Dyax employee stock purchase plans intended to qualify under Section 423 of the Code may not accrue at a rate which exceeds $25,000 per calendar year (based upon the fair market value of the stock determined as of the Offering Date), or such lower amount as may be determined by Dyax's Compensation Committee. In addition, no employee may contribute more than 15% of the employee's annual rate of compensation (or such lesser percentage as the Compensation Committee may fix). Furthermore, an employee may not subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or value of all classes of our stock, including stock which may be purchased through subscriptions under the Purchase Plan or any other plans.

        Merger or Change in Control.    In the event of a sale of all or substantially all of our assets or a merger, consolidation or other reorganization in which our stockholders immediately prior to the transaction own less than 50% of the voting stock of Dyax or our successor, each right under the Purchase Plan shall be assumed or an equivalent right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the rights, or if the Compensation Committee determines otherwise to do so, the Compensation Committee shall shorten any purchase periods and offering then in progress by setting a new Purchase Date and any offering shall end on the new Purchase Date, which shall be on or before the date of consummation of the change in control transaction.

        Termination or Amendment.    The Compensation Committee may at any time terminate or amend the Purchase Plan, or terminate any offering. However, the Compensation Committee may not amend the Purchase Plan without the approval of Dyax stockholders if stockholder approval is required by Section 423 of the Internal Revenue Code or by applicable law, regulation, or stock exchange rule. No rights will be granted under the Purchase Plan after January 30, 2017.

Federal Income Tax Consequences

        A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

        If a participant does not dispose of shares purchased under the Purchase Plan for at least:

  •
  two years from the Offering Date, and

  •
  one year from the Purchase Date,

        then upon sale of the shares, the lesser of 15% of the fair market value of the stock (determined as of the Offering Date) or the amount realized on sale of such shares in excess of the purchase price, is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain and any loss taxed as long-term capital loss. No deduction will be allowed to Dyax for Federal income tax purposes.

        If a participant disposes of shares of common stock purchased under the Purchase Plan before the expiration of the prescribed holding periods, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and Dyax is entitled to deduct this amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction for Dyax.

Proposed Amendments to the Purchase Plan

        On March 25, 2009, the Compensation Committee of the Board of Directors voted, subject to stockholder approval, to amend the Purchase Plan to increase the number of shares available for issuance under the plan by 630,000 shares. This amendment is intended to provide a sufficient number of shares of Common Stock for anticipated awards to eligible persons through 2015.

Vote Required

        The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2008:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	8,458,609		$5.28	2,086,241
Equity compensation plans not approved by security holders:	—		—	—

Totals	8,458,609	(2)	$5.28	2,086,241	(3)

(1)
Consists of the Amended and Restated 1995 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan.

(2)
Does not include the purchase of 49,960 shares on January 1, 2009 for purchase rights which accrued from July 1 through December 31, 2008. Additionally excluded are purchase rights currently accruing under the 1998 Employee Stock Purchase Plan, because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is June 30, 2009.

(3)
Includes 163,951 shares issuable under the 1998 Employee Stock Purchase Plan, of which 49,960 shares were purchased on January 1, 2009 for purchase rights which accrued from July 1, 2008 through December 31, 2008, and up to 50,000, which are issuable in connection with the current offering period which ends on June 30, 2009. There are 1,922,290 shares available for issuance under the 1995 Equity Incentive Plan. The plan may be amended, suspended, or terminated by the

  Compensation Committee of the Board of Directors at any time, subject to any required stockholder approval.

 PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements for the each of the years ending December 31, 2008, 2007 and 2006. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending December 31, 2009. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2008 and 2007 may be found in "Audit Fees" below. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2009. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Dyax and its stockholders.

Votes Required

        The ratification of PricewaterhouseCoopers LLP as our independent public accounting firm will require the affirmative vote of a majority of votes cast at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the results of voting.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

 CORPORATE GOVERNANCE

Board and Committee Matters

        Independence.    Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Henry E. Blair, our Chairman, and Gustav Christensen, our President and Chief Executive Officer. In addition, Mary Ann Gray currently serves as our Lead Director. The Lead Director is an independent director designated by the Board of Directors to preside at executive sessions of the Board.

        Board Meetings and Committees.    Our Board of Directors held six meetings during 2008. Furthermore, the independent directors held executive sessions at three meetings of the Board. During 2008, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. In 2008, all of our directors attended the annual meeting of stockholders. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances.

        Stockholder Communications.    Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of our General Counsel, Ivana Magovcevic-Liebisch, Ph.D., J.D. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

        Our Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.

        Audit Committee.    The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all services provided by, our independent registered public accounting firm.

        The current members of the Audit Committee are Messrs. McLachlan (Chair), Fordyce and Lewis and Dr. Gray.

        Our Board of Directors has considered and concluded that each of the current members of the Audit Committee satisfy the independence and financial literacy and expertise requirements as defined by applicable NASDAQ Stock Market standards governing the qualifications of audit committee members. Additionally, our Board of Directors has determined that all of the members of the Audit Committee qualify as audit committee financial experts under the rules of the SEC.

        The Audit Committee held five meetings during 2008. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee last reviewed the charter in February 2008, and determined that no further amendments were needed at that time. For more information about the Audit Committee, including its audit services pre-approval procedures, see "Audit Committee Report" and "Audit Fees" below.

        Compensation Committee.    Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans.

        The members of the Compensation Committee are Messrs. Kempner (Chair), Anagnostopoulos and Lewis and Ms. Bayh.

        The Compensation Committee held seven meetings during 2008. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.dyax.com.

        Nominating and Governance Committee.    Our Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. The members of the Nominating and Governance Committee are Dr. Gray (Chair) and Ms. Bayh and Messrs. Anagnostopoulos, Fordyce, Lewis, McLachlan and Kempner, each of whom the Board has determined meets the independence requirements as defined by applicable NASDAQ Stock Market standards governing the independence of directors. The Nominating and Governance Committee operates pursuant to a written charter, which is available on our website at www.dyax.com.

        The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures set forth in "Stockholder Recommendations for Director Nominations" below. The Nominating and Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described in "Deadline for Stockholder Proposals and Director Nominations" below.

        Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries made to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

  •
  whether the prospective nominee meets the independence requirements and audit committee qualifications defined under applicable NASDAQ Stock Market standards and audit committee financial expert requirements defined under applicable SEC rules and regulations;

  •
  the extent to which the prospective nominee's skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

  •
  the prospective nominee's ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

  •
  the extent to which the prospective nominee holds any position that would conflict with a director's responsibilities to Dyax.

        If the Committee's initial evaluation is positive, a sub-group of the Committee interviews the candidate. Upon completion of this evaluation and interview process, the Committee makes a recommendation to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report of the Committee. Since the Committee consists of all the independent directors on the Board, every executive session held at a Board meeting is also a meeting where all of the members of the Committee meet independently of management. In 2008, the Committee approved the nominees for election as directors without a meeting of the Committee.

Certain Relationships and Related Transactions

Policy on Related Person Transactions

        Our Board of Directors has recently adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to new SEC rules. In general, these transaction and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. The material terms of our existing agreements and arrangements with Genzyme Corporation, which beneficially owns more than 5% of our common stock, either have previously been approved by our Board before this policy was implemented or have been approved by our Audit Committee. Any material modification to the material terms of these agreements and arrangements will be subject to review by our Audit Committee under this policy.

Compensation Committee Interlocks and Insider Participation

        During 2008, the Compensation Committee members were Messrs. Kempner (Chair), Anagnostopoulos and Lewis and Ms. Bayh. None of our executive officers served as a member of the board of directors or compensation committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

 EXECUTIVE OFFICERS

        The following section provides biographical information as of March 15, 2009 about our current executive officers:

Name	Age	Position
Gustav Christensen	61	President and Chief Executive Officer
George V. Migausky	54	Executive Vice President, Finance and Chief Financial Officer
Ivana Magovcevic-Liebisch, Ph.D., J.D.	41	Executive Vice President of Administration and General Counsel
William E. Pullman, BMedSc, M.B., B.S., Ph.D.	55	Executive Vice President and Chief Development Officer
Clive R. Wood, Ph.D.	48	Executive Vice President, Discovery Research and Chief Scientific Officer

        Gustav Christensen is the President and Chief Executive Officer of Dyax and has been a director of Dyax since 2008. From April 2007 through December 2008, Mr. Christensen served as Executive Vice President and Chief Business Officer of Dyax, where he oversaw and lead the company's partnering strategy as well as other business development activities such as licensing and collaboration transactions. Previously, Mr. Christensen was Managing Director of Apeiron Partners, LLC, a boutique life sciences investment bank, from 2005-2007. He began his career as General Manager at Baxter Travenol Laboratories and left in 1983 to become the Vice President of Business Development at Genetics Institute Inc. from 1983-1988. Additionally, he has been the CEO or senior manager of several biopharmaceutical firms. Mr. Christensen received his Master of Science in Economics from the University of Aarhus (Denmark) and his Master of Business Administration from Harvard Business School.

        George V. Migausky has served as Executive Vice President and Chief Financial Officer since joining Dyax in August 2008. He is responsible for financial operations at Dyax. Previously, Mr. Migausky served as the Chief Financial Officer of Wellstat Management Company, a privately-held company responsible for managing the strategy, business development and operations of an affiliated group of life science and technology companies. From 2003 to 2007, he served as Vice President and

Chief Financial Officer of BioVeris Corporation, a medical technology company. From 1985 to 2003, he was Vice President and Chief Financial Officer of IGEN International, Inc. Prior to joining IGEN in 1985, he was in financial management and public accounting positions, most recently as a Manager with the High Technology Group of Deloitte & Touche. Mr. Migausky received his M.S. in Accounting from Boston College and his Master of Business Administration from Babson College.

        Ivana Magovcevic-Liebisch, Ph.D., J.D. serves as our Executive Vice President of Administration and our General Counsel, and has served as an executive officer of the Company since December 2005. In addition to overseeing the Administrative departments within Dyax, she also manages the Legal and Corporate Communications departments and acts as the Assistant Secretary of the Board of Directors. She joined Dyax in April 2001 as Vice President of Intellectual Property. Dr. Magovcevic-Liebisch was Director of Intellectual Property and Patent Counsel for Transkaryotic Therapies, Inc. from 1998 to 2001. Additionally, she worked as a patent agent at Fish and Richardson and Lahive & Cockfield, two Boston patent law firms. Dr. Magovcevic-Liebisch holds a doctorate in genetics from Harvard University and a law degree from Suffolk University.

        William E. Pulman, BMedSc, MB, BS, PhD, FRACP has served as Executive Vice President and Chief Development Officer since joining Dyax in October 2007. In this position, Dr. Pullman is responsible for overseeing the clinical, regulatory and program management departments. Prior to working with Dyax, Dr. Pullman served as Senior Vice President and Chief Medical Officer at Cubist Pharmaceuticals. Previously, he served as Senior Vice President, Exploratory Development at Transform Pharmaceuticals. From 2001 to 2005, he filled various senior management positions at Sanofi-Aventis and from 1995 to 2001 held multiple director-level positions of increasing responsibility at Eli Lilly and Company. He began his pharmaceutical industry career at Pfizer as a clinical pharmacologist. Prior to that, he was a practicing gastroenterologist. Dr. Pullman received his medical degree (MB, BS) from the University of Western Australia and his Ph.D. from the Australian National University, and he is a Fellow of the Royal Australasian College of Physicians.

        Clive R. Wood, Ph.D. has served as our Executive Vice President, Discovery Research since December 2005. He joined us in August 2003 as Chief Scientific Officer and Senior Vice President, Discovery Research. While continuing his previous roles within Discovery Research, he now also manages all pre-clinical product development. Prior to working with Dyax, Dr. Wood spent 17 years at Genetics Institute and its successor, Wyeth Research. There, he held a number of drug discovery positions of increasing scope and responsibility. Dr. Wood held the position of Senior Director and Acting Head of Inflammation Discovery Research at Wyeth Research in Cambridge, MA. While with Genetics Institute and Wyeth, Dr. Wood focused on respiratory diseases, transplantation, immunology, hematopoiesis and antibody technologies. Beginning in 1986, Dr. Wood worked for four years at Celltech, Ltd. and contributed to the first work on the production of recombinant antibodies. Dr. Wood also serves as an adjunct Professor in the Department of Pharmacology and Experimental Therapeutics of Boston University School of Medicine. He received his Biochemistry B.Sc. in 1982 and his Ph.D. in 1986 from Imperial College, University of London.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this proxy statement, "Named Executive Officers" is intended to mean the individuals who served as our Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals named in the Summary Compensation Table below.

Compensation Objectives and Philosophy

        The primary objectives of our executive compensation program are to attract, retain and reward executive officers who contribute to our long-term success and to maintain a competitive compensation structure as compared with similarly situated companies in the biotechnology industry. Additionally, we seek to align compensation with the achievement of business objectives and departmental and corporate performance. Incentive cash bonuses are included to encourage effective individual and departmental performance relative to our current plans and long term objectives and stock options are granted to link a portion of executive compensation with the performance of our common stock.

        In executing our executive compensation policy, we seek to reward each executive's achievement of designated objectives relating to our company's annual and long-term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program.

Use of Compensation Consultants and Peer Group Data

        To assist our Compensation Committee in executing our executive compensation policy, our management retained Radford Surveys + Consulting, a nationally recognized compensation consulting firm, to generate competitive compensation survey data in early 2008 from a peer group of comparable companies. Our management engaged Radford solely to generate survey data. Radford did not provide any analysis or recommendations to our management or our Compensation Committee.

        In 2007, we completed a thorough market analysis to establish a peer group of companies with whom we compete most directly for executive talent. In performing this analysis, we requested that Radford compile data on companies (out of its collection of data on those companies for which it has survey information) that met the following criteria: (i) primarily engaged in biotechnology, (ii) located in eastern Massachusetts, or the San Francisco Bay or San Diego, California areas, and (iii) similarly sized, which we defined as having between 150 and 500 employees with a market capitalization, as of February 15, 2007, between $50 million and $500 million. We selected these criteria because we feel they are characteristics typical among the type of companies that generally recruit individuals to fill executive management positions with similar skills and backgrounds to those that we would recruit. The resulting peer group consisted of the following companies: Acambis, Antigenics, Arena Pharma, Arqule, Biomarin Pharma, Cell Genesys, Cephid, Clinimetrics, Diversa, Genitope, Idenix, Illumina, Immunogen, Intermune, Isis, Ligand, Microgenics, Monogram, Nanogen, Rigel, Symyx Tech, Telik, Vaxgen, Viacell, Vical, and Xoma.

        Our Compensation Committee used summaries of this survey data to gauge whether each element of our prospective executive compensation for 2008 accomplished our objective of maintaining a competitive compensation structure as compared with similarly situated companies in the biotechnology industry.

Role of Chief Executive Officer in Compensation Decisions

        Our Chief Executive Officer evaluates the performance of the other executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. However, our Compensation Committee ultimately determines the compensation to be paid to our executive officers, including our Chief Executive Officer and the Named Executive Officers. The Committee maintains full discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each executive officer.

Elements of Executive Compensation

        Our executive compensation program is comprised of three elements:

            (i)  base salary;

           (ii)  annual bonuses based on corporate and departmental performance; and

          (iii)  initial, annual and other equity awards.

        Our Compensation Committee does not have any pre-established policies or targets for the allocation of these compensation elements. Instead, the amount of each element in comparison to the total compensation opportunity for each executive is largely based on competitive factors identified in the Committee's review of the survey data from our peer group as well as on our historical compensation practices.

        Base Salary.    We compete with many larger companies in attracting and retaining high-quality executive talent. As such, we believed that to remain competitive, 2008 base salaries should be targeted between the 50th and 75th percentile of the range of salaries for executives in similar positions and with similar responsibilities in our peer group. Consequently, base salaries are evaluated annually by our Compensation Committee in accordance with this target, and then adjusted as necessary to take into account individual responsibilities, performance and experience.

        For 2008, our Compensation Committee determined that the annual base salary for each executive officer should be adjusted for 2008 in light of the executive's respective performance, tenure and responsibilities, including promotions and changes in responsibilities, as well as independent compensation data.

        The actual base salary that was paid to each of our Named Executive Officers for service during 2008 is set forth in the Summary Compensation Table below.

        Annual Bonus.    Our Compensation Committee has the authority and discretion to award annual bonuses to our executive officers. These bonuses are intended to compensate executive officers for performance. In the first quarter of the year, the Committee establishes a target bonus for each executive officer, which is calculated as a percentage of the officer's base salary and adjusted from time to time to realign bonuses with competitive market compensation paid for similar positions in our designated peer group after taking into account individual responsibilities, performance and experience. The performance of all executive officers is then reviewed and each officer's annual bonus is determined by the Compensation Committee in the first quarter of the following year. In order to be able to respond to changes in competitive market compensation, the Committee has reserved to itself full discretion to determine the actual amount of each executive officer's annual bonus, notwithstanding the bonus target amount set in the first quarter of the year.

        For 2008, our Compensation Committee established a target bonus opportunity for each Named Executive Officer based on a percentage of each officer's respective base salary. The extent to which these target bonuses were achieved was subject to the discretion and judgment of the Committee, based in part upon the Chief Executive Officer's evaluation of each Named Executive Officer's individual performance, other than himself, and in part by the Committee's subjective assessment of performance against corporate objectives. For our Chief Executive Officer, the assessment of executive performance was based on the Committee's evaluation of corporate performance against corporate goals as well as its discretionary evaluation of Mr. Blair's performance. For our other Named Executive Officers, the assessment of executive performance was expected to be based one half on the same corporate performance evaluation, while the remaining half was to be based on the Committee's review of our Chief Executive Officer's evaluation of each officer's departmental performance against objectives determined by the Chief Executive Officer. In 2008, as in 2007, the corporate performance goals focused on progress in our principal development programs, additional collaborations and our discovery pipeline, as well as financial goals. These goals were reviewed and adjusted during 2008 as needed to realign incentives with changes to our corporate goals and strategies.

        For 2008, our Compensation Committee set the target amounts for potential cash bonuses (determined as a percentage of base salary) as follows: 45% for Mr. Blair, our Chief Executive Officer; 40% for Mr. Christensen, our Executive Vice President and Chief Business Officer; and 37.5% for Drs. Magovcevic-Liebisch and Wood and Mr. Galliker, our other Executive Vice Presidents.

        For 2008 bonuses, our Compensation Committee considered our corporate performance against corporate goals to be a threshold which the Committee used to exercise its discretion in setting individual bonus compensation. The Committee affirmed its discretion to make bonus awards in excess of those amounts consistent with its reservation to the Committee of full discretion to determine the actual amount of each officer's annual bonus, notwithstanding the bonus target amount set in the first quarter of the year, in order to be able to respond to changes in competitive compensation and other factors not measured by the objectives. In the case of Mr. Christensen, the Committee chose to pay him a higher bonus in recognition of not only his success in developing substantial new collaborations, but also his assumption of additional responsibilities and eventually his promotion to his role as the new CEO and President of the Company. In the case of Mr. Blair, the Committee chose to pay him a higher bonus in recognition of substantial progress in the Company's business during the year and his success in implementing a smooth transition for Mr. Christensen. The bonuses paid to each of the Named Executive Officers for service during 2008 is set forth in the Summary Compensation Table below under the heading "Bonus."

        Equity Compensation Awards.    Our use of equity-based compensation is intended to ensure that our executive officers have a continuing stake in the long-term performance and success of our company. Our equity compensation plans have provided the principal method for our executive officers to acquire equity or equity-based interests in our company. We have not adopted stock ownership guidelines for any of our employees, and in establishing award levels for equity compensation granted in 2008, we did not consider the equity ownership levels of the recipients or prior awards that were fully vested. We believe that any reduction in annual award levels based on any such consideration could put us at a disadvantage with respect to companies in our peer group, which may try to hire away our employees by offering larger awards.

        Historically, the primary form of equity compensation awarded by us and other companies in our peer group consisted almost entirely of incentive and non-qualified stock options. We selected this form of equity compensation because of its favorable accounting and tax treatments and the near universal expectation by employees in our industry that they would receive stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), which requires the expensing of stock options. As a result, our Compensation Committee has considered alternative forms of equity compensation, such as restricted stock units and performance shares, and is continuing to monitor the mix of options and alternative equity awards used in our industry. For 2008, however, consistent with the survey data generated by Radford, we elected to continue our historical practice of granting equity awards only in the form of stock options.

        Stock Options.    The Compensation Committee administers our Amended and Restated 1995 Equity Incentive Plan, which authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. In line with our compensation philosophy, the Committee determines the size of stock option awards granted to executive officers based upon a review of competitive compensation data from our peer group and its review of individual performance and retention considerations.

        Timing of Grants.    Stock option grants are made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee also approves annual stock option awards to all of our employees, including executive officers. In 2008, annual stock option awards were made in conjunction with annual bonuses and salary increases in February, after the completion of performance evaluations.

        Stock option awards to newly hired employees begin to vest on the employee's first day of employment. Stock options awarded to executive officers are subject to approval by the Compensation Committee. All stock options granted by us in 2008 had an exercise price equal to the closing price of our common stock on the date of grant. All options vest monthly based upon continued employment over a four-year period, and expire ten years after the date of grant.

        In 2008, our Named Executive Officers were awarded stock options in the amounts indicated in the section entitled "Grants of Plan Based Awards for 2008". Variations in the amounts of awards to our Named Executive Officers were based on each individual's position, responsibilities and performance, as well as survey data generated from our peer group.

        Other Compensation.    Our policy has been to limit other compensation and perquisites that we provide to our executive officers. During 2008, our Named Executive Officers did not receive any benefits that were not otherwise available to all of our employees, such as our health and life insurance benefits and our 401(k) plan. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executive officers or employees; however, our Compensation Committee in its discretion may revise, amend or add to an executive officer's benefits if it deems it advisable to do so at any time.

Employment Agreements

        Several of our Named Executive Officers' compensation and other arrangements are set forth in employment letters provided to them when they joined us or were promoted to their current positions. Since the date of their respective employment letters, the compensation paid to each executive has been increased and additional compensation has been awarded. In addition, we have approved a standard form of agreement for each of our executive officers other than our Chief Executive Officer to provide them benefits in the event of termination without cause or resignation for good reason within twelve months after a change in control of our company.

Pension Benefits and Nonqualified Deferred Compensation

        We do not maintain qualified or non-qualified defined benefit plans or defined contribution plans or other deferred compensation plans for our executive officers or other employees.

Tax and Accounting Implications

Compensation Deductibility

        Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer and its four other most highly compensated officers. This provision excludes certain types of "performance based compensation" from the compensation subject to the limit. We do not expect to pay any of our covered employees salary and bonus for 2009 that could exceed $1,000,000. In addition, our Amended and Restated 1995 Equity Incentive Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that such awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. We believe, however, that in some circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of our company and its stockholders. Given our industry and business, as well as the competitive market for outstanding executives, we believe that it is important for us to retain the flexibility to design compensation programs consistent with our executive compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee may from time to time approve components of compensation for certain executives that are not fully deductible.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, in reliance on such review and discussions, the Compensation Committee recommended to the company's Board of Directors, and the Board has approved that the Compensation Discussion and Analysis be included in this proxy statement.

                      By the Compensation Committee,

                      Thomas L. Kempner (Chair)
                      Constantine E. Anagnostopoulos
                      Susan B. Bayh
                      Henry R. Lewis

Summary Compensation Table

        The following table sets forth information regarding compensation earned during 2008 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. It also includes compensation earned by a former executive officer who resigned in July 2008.

        Collectively, the persons for whom information is provided below are referred to in this proxy statement as our "Named Executive Officers".

Name and Principal Position During 2008	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total Compensation ($)

Henry E. Blair	2008	647,115	300,000	498,166	13,758	(3)	1,459,039	(2)
President, Chairman and	2007	525,000	250,000	315,167	10,314	(4)	1,100,481	(2)
Chief Executive Officer	2006	500,000	180,000	228,716	10,164	(5)	918,880	(2)

Gustav Christensen	2008	373,846	200,000	296,839	7,056	(6)	877,741
Executive Vice President and	2007	215,000	155,000	99,519	23,310	(7)	512,829
Chief Business Officer	2006	—	—	—	—		—

George V. Migausky	2008	122,500	100,000	31,326	3,103	(8)	256,929
Executive Vice President and	2007	—	—	—	—		—
Chief Financial Officer	2006	—	—	—	—		—

Ivana Magovcevic-Liebisch,	2008	354,668	140,000	276,593	7,440	(9)	778,701
Ph.D., J.D.	2007	321,803	145,000	163,829	5,941	(10)	636,573
Executive Vice President	2006	291,870	97,047	108,498	6,188	(11)	503,603
of Administration and
General Counsel

Clive R. Wood, Ph.D.	2008	354,215	130,000	287,212	6,754	(12)	778,181
Executive Vice President,	2007	320,596	130,000	191,515	6,451	(13)	648,562
Discovery Research and	2006	300,000	94,500	147,013	7,295	(14)	548,808
Chief Scientific Officer

Stephen S. Galliker	2008	272,030	—	120,113	159,242	(15)	551,405
Former Executive Vice	2007	301,256	47,000	122,180	11,966	(16)	482,402
President, Finance and	2006	289,884	92,401	136,060	11,856	(17)	530,201
Chief Financial Officer

(1)
The amounts shown in this column represent the dollar amount of the expense related to stock option awards recognized by Dyax in 2008 for financial statement reporting purposes in accordance with FAS No. 123R. For further discussion of the company's accounting for its equity compensation plans, including key assumptions, see Part II—Item 8—Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements, Note 10, "Stockholders' Equity," in our Form 10-K for the year ended December 31, 2008.

(2)
During 2008, Mr. Blair did not receive additional compensation for his role as Chairman of the Board.

(3)
Includes $6,900 in 401K company match and $6,858 in group term life insurance paid by Dyax.

(4)
Includes $6,750 in 401K company match and $3,564 in group term life insurance paid by Dyax.

(5)
Includes $6,600 in 401K company match and $3,564 in group term life insurance paid by Dyax.

(6)
Includes $3,492 in 401K company match and $3,564 in group term life insurance paid by Dyax.

(7)
Includes $20,000 paid to Mr. Christensen while he worked as a consultant to Dyax before becoming a full-time employee in April 2007. Additionally includes, $685 of 401K company match and $2,625 of group term life insurance paid by Dyax.

(8)
Includes $2,625 in 401K company match and $478 in group term life insurance paid by Dyax.

(9)
Includes $6,900 in 401K company match and $540 in group term life insurance paid by Dyax.

(10)
Includes $5,401 in 401K company match and $540 in group term life insurance paid by Dyax.

(11)
Includes $5,702 in 401K company match and $486 in group term life insurance paid by Dyax.

(12)
Includes $5,944 in 401K company match and $810 in group term life insurance paid by Dyax.

(13)
Includes $5,641 in 401K company match and $810 in group term life insurance paid by Dyax.

(14)
Includes $6,485 in 401K company match and $810 in group term life insurance paid by Dyax.

(15)
Includes $150,628 paid to Mr. Galliker as severance upon his retirement on July 16, 2008. Additionally includes, $6,558 in 401K company match and $2,056 in group term life insurance paid by Dyax.

(16)
Includes $8,402 in 401K company match and $3,564 in group term life insurance paid by Dyax.

(17)
Includes $8,155 in 401K company match and $3,701 in group term life insurance paid by Dyax.

Grants of Plan Based Awards for 2008

        The following table sets forth certain information regarding all of the options awarded to our Named Executive Officers during 2008. All of these options were awarded under our Amended and Restated 1995 Equity Incentive Plan. Stephen S. Galliker was not awarded any options in 2008 prior to his retirement on July 16, 2008.

Name	Grant Date	Date of Compensation Committee Action	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Option Awards($)(2)

Henry E. Blair
Stock Option Issuance	2/13/2008	2/13/2008	200,000	4.15	574,060

Gustav Christensen
Stock Option Issuance	2/13/2008	2/13/2008	150,000	4.15	430,545
Stock Option Issuance	8/07/2008	8/07/2008	150,000	3.96	397,215

George V. Migausky
Stock Option Issuance	8/06/2008	7/09/2008	100,000	4.57	305,610

Ivana Magovcevic-Liebisch, Ph.D., J.D.
Stock Option Issuance	1/23/2008	1/23/2008	20,000	3.61	49,936
Stock Option Issuance	2/13/2008	2/13/2008	80,000	4.15	229,624
Stock Option Issuance	8/07/2008	8/07/2008	25,000	3.96	66,203

Clive R. Wood, Ph.D.
Stock Option Issuance	2/13/2008	2/13/2008	150,000	4.15	430,545

(1)
Reflects the closing price of our common stock on the date of grant.

(2)
Grant date fair value is determined using the Black-Scholes Option Pricing Model.

Outstanding Equity Awards at Fiscal Year-End 2008

        The following table summarizes the outstanding equity award holdings of our Named Executive Officers.

	Number of Securities Underlying Unexercised Options (# Exercisable)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/Sh)	Option Expiration Date

Henry E. Blair(2)	30,000	0	$2.00	10/29/2009
	90,000	0	$17.50	12/15/2010
	100,000	0	$10.40	12/14/2011
	30,000	0	$1.36	10/10/2012
	55,000	0	$3.36	7/22/2013
	140,000	0	$11.41	6/28/2014
	131,250	18,750	$4.52	6/28/2015
	72,500	47,500	$2.94	7/03/2016
	70,833	129,167	$4.20	7/02/2017
	41,667	158,333	$4.15	2/13/2018

	761,250	353,750

Gustav Christensen	17,500	22,500	$3.84	3/13/2017
	33,333	46,667	$4.52	4/26/2017
	26,563	48,437	$4.20	7/02/2017
	31,250	118,750	$4.15	2/13/2018
	12,500	137,500	$3.96	8/07/2018

	121,146	373,854

George V. Migausky	8,333	91,667	$4.57	8/06/2018

	8,333	91,667

Ivana Magovcevic-Liebisch, Ph.D., J.D.	19,800	0	$11.50	3/16/2011
	12,000	0	$7.04	10/26/2011
	7,812	0	$3.80	5/16/2012
	25,000	0	$1.36	10/10/2012
	18,281	0	$3.36	7/22/2013
	40,000	0	$6.90	10/16/2013
	60,000	0	$11.41	6/28/2014
	52,500	7,500	$4.52	6/28/2015
	9,375	3,125	$4.31	12/08/2015
	36,250	23,750	$2.94	7/03/2016
	19,792	30,208	$4.48	5/16/2017
	21,250	38,750	$4.20	7/02/2017
	4,583	15,417	$3.61	1/23/2018
	16,667	63,333	$4.15	2/13/2018
	2,083	22,917	$3.96	8/07/2018

	345,393	205,000

Clive R. Wood, Ph.D.	40,625	0	$2.95	8/01/2013
	25,000	0	$6.90	10/16/2013
	75,000	0	$11.41	6/28/2014
	65,625	9,375	$4.52	6/28/2015
	9,375	3,125	$4.31	12/08/2015
	36,250	23,750	$2.94	7/03/2016
	35,417	64,583	$4.20	7/02/2017
	31,250	118,750	$4.15	2/13/2018

	318,542	219,583

Steven S. Galliker(3)	126,858	0	$2.00	10/29/2009
	39,178	0	$17.50	12/15/2010
	40,000	0	$10.40	12/14/2011
	35,000	0	$1.36	10/10/2012
	27,500	0	$3.36	7/22/2013
	75,000	0	$11.41	6/28/2014
	46,875	28,125	$4.52	6/28/2015
	21,250	38,750	$2.94	7/03/2016
	2,604	22,396	$4.20	7/02/2017

	414,265	89,271

(1)
These options vest in 48 substantially equal monthly installments beginning on the date of grant. All option grants have a term of ten years.

(2)
Per Mr. Blair's Employment Letter Agreement, dated as of March 2, 2009, all of Mr. Blair's outstanding options that were not exercisable as of January 2, 2009 became immediately exercisable. Furthermore, all of Mr. Blair's options were amended to allow such options to remain exercisable until the tenth anniversary of each such option's respective date of grant.

(3)
Per Mr. Galliker's Separation Agreement, dated July 16, 2008, all of Mr. Galliker's outstanding options that were exercisable as of his retirement date of July 16, 2008 were amended to allow such options to remain exercisable until July 16, 2009.

Option Exercises and Stock Vested in 2008

        During 2008, there were no options exercised by, and no stock vested with, our Named Executive Officers, except as disclosed in the following table:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Stephen S. Galliker(1)	219,358	606,319	N/A	N/A

Henry E. Blair(2)	25,000	35,250	N/A	N/A

(1)
Mr. Galliker exercised 219,358 options on August 18, 2008, with a market price of $4.96. The exercise price of these options are as follows: 35,000 options with an exercise price of $1.36, 126,858 options with an exercise price of $2.00, 30,000 options with an exercise price of $2.94, and 27,500 options with an exercise price of $3.36.

(2)
Mr. Blair exercised 25,000 options on October 22, 2008, with an exercise price of $2.00 and market price of $3.41

Director Compensation

Non-Employee Directors

        The following table sets forth a summary of the compensation we paid to our non-employee directors during 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)

Constantine E. Anagnostopoulos, Ph.D.	26,250	34,410	0	60,660

Susan B. Bayh	25,750	53,628	0	79,378

James W. Fordyce	26,750	55,542	0	82,292

Mary Ann Gray, Ph.D.	42,250	55,542	0	97,792

Henry R. Lewis, Ph.D.	33,000	34,410	0	67,410

Thomas L. Kempner	29,250	55,542	0	84,792

David J. McLachlan	43,750	34,410	0	78,160

(1)
This column shows the dollar amount of compensation costs recognized during the fiscal year in accordance with FAS No. 123R on stock options.

(2)
The following aggregate number of option shares were subject to options outstanding as of December 31, 2008 for each director included in the table:

Director	Option Shares

Constantine E. Anagnostopoulos, Ph.D.	97,500

Susan B. Bayh	101,000

James W. Fordyce	147,500

Mary Ann Gray, Ph.D.	126,000

Henry R. Lewis, Ph.D.	97,500

Thomas L. Kempner	147,500

David J. McLachlan	107,500

        We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources, including:

  •
  publicly available data describing director compensation in peer companies;

  •
  survey data collected by our human resources department; and

  •
  information obtained directly from other companies.

        Director Fees.    Those of our directors who are not employees of Dyax receive compensation for their services as directors as follows:

  •
  for service on the Board of Directors, each Director receives an annual retainer of $20,000 and a fee of $2,000 for each Board meeting attended ($1,000 for attendance by conference call);

  •
  each Director who serves on the Audit Committee receives an annual retainer of $3,000, except for the Chairman of the Audit Committee who receives an annual retainer of $25,000, and a fee of $1,000 for each committee meeting attended ($500 for attendance by conference call);

  •
  each Director who serves on the Compensation Committee receives an annual retainer of $3,000, except for the Chairman of the Compensation Committee who receives an annual retainer of $10,000, and a fee of $1,000 for each committee meeting attended ($500 for attendance by conference call); and

  •
  all Directors who are not employees of Dyax serve on the Nominating & Governance Committee. No retainer is paid to the Directors for such service, except for the Chairman of the Nominating & Governance Committee who receives an annual retainer of $10,000. Each Director receives a fee of $1,000 for each meeting of the Nominating and Governance Committee attended ($500 for attendance by conference call) except for meetings held in conjunction with a Board meeting (for which no fee is paid).

        Stock Options.    In addition, our non-employee directors elected at the 2008 Annual Meeting automatically received stock options under our Amended and Restated 1995 Equity Incentive Plan to purchase 25,000 shares of our common stock for each year of their three-year term. Non-employee directors elected between annual meetings automatically receive options to purchase 25,000 shares of our common stock for each year or portion of a year remaining in the three-year term of the class of directors to which they have been elected. Stock options granted by us to our non-employee directors have an exercise price equal to the closing price of our common stock on the date of the annual meeting, vest monthly based upon continued service over a three-year period, and expire ten years after the date of grant.

Employee Directors

        Gustav Christensen, our President and Chief Executive Officer, and Henry Blair, our Chairman, serve in dual capacities as both Directors and employees of Dyax. Mr. Christensen receives no compensation for his service on the Board. For his service as Chairman of the Board, Mr. Blair is entitled to receive options to purchase 50,000 shares of our common stock for each year or portion of a year during which he serves in such capacity. These stock options have an exercise price equal to the closing price of our common stock on the date of the annual meeting, vest monthly based upon his continued service on the Board over a three-year period, and expire ten years after the date of grant.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables shows the potential payments due to our Named Executive Officers (i) upon termination of their employment prior to a change in control and (ii) upon termination of their employment within 12 months following a change of control; assuming such termination were to have occurred as of December 31, 2008.

	Termination Without Cause(1) Not in Connection with a Change in Control

	Salary ($)	Bonus ($)(2)	Benefits ($)(3)	Total ($)

Henry E. Blair(4)	650,000	—	6,000	656,000

Gustav Christensen	187,500	150,000	9,305	346,805

George V. Migausky	162,500	121,875	9,305	293,680

Ivana Magovcevic-Liebisch, Ph.D., J.D.	177,500	133,125	9,305	319,930

Clive R. Wood, Ph.D.	177,500	133,125	5,885	316,510

(1)
"Cause" is defined as gross neglect in the performance of the executive's duties or the commission by the executive of an act of dishonesty or moral turpitude in connection with his or her employment, as determined by our Board of Directors.

(2)
Represents obligation to pay bonus earned in fiscal 2008. These executive officers are also entitled to payments for any accrued vacation time in the event of a termination without cause.

(3)
Consists of health and dental benefits.

(4)
Information provided reflects payments due to Mr. Blair upon termination of his employment under the terms of his Employment Letter Agreement, dated as of March 2, 2009.

	Termination within 12 Months Following a Change in Control(1)

	Salary ($)	Benefits ($)(2)	Outplacement Services ($)	Accelerated vesting on all unvested options ($)(3)	Total ($)

Henry E. Blair(4)	650,000	6,000	—	—	656,000

Gustav Christensen	187,500	9,695	12,000	396,358	605,553

George V. Migausky	162,500	9,695	12,000	274,284	458,479

Ivana Magovcevic-Liebisch, Ph.D., J.D.	177,500	9,695	12,000	524,759	723,954

Clive R. Wood, Ph.D.	177,500	6,359	12,000	562,938	758,797

(1)
"Change in control" is defined as (a) the acquisition of 50% or more of our common stock (including shares convertible into common stock) by any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), (b) a merger or similar combination after which 50% or more of our voting stock or any other surviving corporation that is a successor to us is not held by the persons having beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of us immediately prior to such merger or combination, or (c) the sale, lease, or exchange of all or substantially all of our property or assets, or our dissolution or liquidation.

(2)
Consists of health and dental benefits and life insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2008 and is valued at the premiums in effect on December 31, 2008.

(3)
Consists of the dollar amount of compensation costs related to options at December 31, 2008.

(4)
Information provided reflects payments due to Mr. Blair upon termination of his employment under the terms of his Employment Letter Agreement, dated as of March 2, 2009.

        Under our existing agreements with executive officers, if any of Messrs. Christensen or Migausky or Drs. Magovcevic-Liebisch, Pullman or Wood is terminated without cause, they will be entitled to receive, as severance, their current base salary and certain additional benefits for a period of six months following such termination. Under our agreement with Mr. Blair, if he is terminated without cause, he will be entitled to receive, as severance, his current base salary for a period of twelve months following such termination, plus a Medicare supplement at a fixed dollar cost to Dyax of $6,000 annually for ten years after termination of employment without cause.

        In addition, each of Messrs. Christensen and Migausky and Drs. Magovcevic-Liebisch, Pullman and Wood will be entitled to certain benefits under specified conditions if they are terminated in connection with, or within 12 months after, a change in control of the Company. Under their agreements, these officers will be entitled to receive, as severance, their base salary for a severance period of six months if they are terminated without cause, or if they resign for good reason due to a material diminution of their duties, a reduction in their base salary, or a relocation of their place of business that is more than 50 miles from their prior place of business. Additionally, following the termination of the employment of any of these officers in connection with a change in control, the officers' outstanding unvested options will be fully accelerated and they will be entitled to receive full benefits during the severance period, as well as outplacement services. In addition, all these officers are entitled to these benefits if we terminate their employment within 90 days prior to a change in control, if their termination was a condition to the change in control transaction. In the case of Mr. Blair, upon a change in control of the Company he will be entitled to a lump sum payment, as severance, equal to twelve months of his base salary in effect as of the change of control event, in addition to the Medicaire supplement described above.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to Dyax's audited financial statements for the year ended December 31, 2008.

        The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Dyax's accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.dyax.com. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

        Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee's responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

        In the course of its oversight of Dyax's financial reporting process, the Audit Committee:

  •
  reviewed and discussed with management and PricewaterhouseCoopers LLP Dyax's audited financial statements for the fiscal year ended December 31, 2008;

  •
  discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

  •
  received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence;

  •
  reviewed with management and PricewaterhouseCoopers LLP Dyax's critical accounting policies;

  •
  discussed with management the quality and adequacy of Dyax's internal controls;

  •
  discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

  •
  considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with its maintaining its independence.

        Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Dyax's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

                      By the Audit Committee,

                      David J. McLachlan, Chair
                      James W. Fordyce
                      Mary Ann Gray
                      Henry R. Lewis

Audit Fees

        PricewaterhouseCoopers LLP, an independent registered public accounting firm, examined our financial statements and internal control over financial reporting for the year ended December 31, 2008. The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

        The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2008 and 2007 are as follows:

	2008	2007

Audit Fees(1)	$568,930	$559,018

Audit-Related Fees(2)	—	27,000

Tax Fees(3)	20,737	—

All Other Fees(4)	1,500	1,500

Total	$591,167	$587,518

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations, services related to a business divestiture and other attestation services.

(3)
These fees were for services related to (a) tax compliance including sales and use taxes, (b) tax planning and (c) requests for rulings or technical advice for tax authorities.

(4)
All other fees include technical research materials.

        For fiscal years 2008 and 2007, we also incurred fees of $105,000 and $88,000, respectively, to Protiviti, Inc., an external consulting firm retained to assist us in preparing for the audit of our internal control procedures under Section 404 of the Sarbanes-Oxley Act of 2002. This amount is in addition to the fees paid to PricewaterhouseCoopers LLP and does not reflect any allocation of the time and costs incurred internally in connection with the audit of our internal control procedures.

        Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor's independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

        The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm's independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm's performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm's familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm's ability to exercise independent judgment in performing the audit.

        All of the non-audit services rendered by PricewaterhouseCoopers LLP with respect to the 2008 fiscal year were pre-approved by the Audit Committee in accordance with this policy.

Other Matters

        The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice appended to this proxy statement. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

 STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

        Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should provide the following information to the Chair of the Nominating and Governance Committee, Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139: (a) a brief statement outlining the reasons the nominee would be an effective director for Dyax; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committees on which the candidate has served during that period, (iii) the number of shares of Dyax stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Dyax; and (c) (i) the stockholder's name and record address and the name and address of the beneficial owner of Dyax shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Dyax stock that the stockholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Deadline for Stockholder Proposals and Director Nominations

        In order for a stockholder proposal to be considered for inclusion in Dyax's proxy materials for the 2010 Annual Meeting of Stockholders, it must be received by Dyax at 300 Technology Square, Cambridge, Massachusetts 02139 (or such other address as is listed as Dyax's primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than December 16, 2009.

        In addition, Dyax's Bylaws require a stockholder who wishes to bring business before or propose director nominations at the 2010 Annual Meeting of Stockholders to give advance written notice to Dyax's Secretary not less than 45 days nor more than 60 days before the meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Assuming the 2010 Annual Meeting of Stockholders is held on May 20, 2010, this would require that the advance written notice would need to be given between March 20, 2010 and April 6, 2010.

Expenses of Solicitation

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile or e-mail. We may also hire a proxy solicitation company to assist us in the distribution of proxy materials and the solicitations of votes described above. We will also bear the expenses of any proxy solicitation company that we engage.

Appendix A

DYAX CORP.

AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

Section 1.  Purpose

The purpose of the Dyax Corp. 1995 Equity Incentive Plan (the “Plan”) is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that in any instance the Board of Directors may take away any action delegated to the Committee hereunder.  If a Committee is authorized to grant Awards to a Reporting Person or a “covered employee” within the meaning of Section 162(m) of the Code, each member shall be a “Non-Employee Director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Dyax Corp., a Delaware corporation.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

1

“Effective Date” means July 13, 1995.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.  Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision, and any regulation thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Other Stock-Based Award” means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” means with respect to any Performance Cycle, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Cycle or within such period after the beginning of the Performance Cycle as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m):  (i) increases in the price of the Common Stock, (ii) product or service sales or market share, (iii) revenues, (iv) return on equity, assets, or capital, (v) economic profit (economic value added), (vi) total shareholder return, (vii) costs, (viii) expenses, (ix) margins, (x) earnings or earnings per share, (xi) cash flow, (xii) cash balances (xiii) customer satisfaction, (xiv) operating profit, (xv) research and development progress, (xvi) clinical trial progress, (xvii) licensing, (xviii) product development, (xix) manufacturing, or (xx) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices.  Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit,

2

whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Shares” mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

“Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

“Restricted Period” means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

“Restricted Stock” means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

“Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

“Stock Unit” means an award of Common Stock or units, including without limitation units of Restricted Stock, that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

“Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

Section 3.  Administration

The Plan shall be administered by the Committee; provided, however, that in any instance the Board of Directors may take any action delegated hereunder to the Committee.  The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan.  The Committee’s decisions shall be final and binding.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility

All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.  Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

3

Section 5.  Stock Available for Awards

(a)               Subject to adjustment under subsection (b), and after giving effect to the 0.652-for-one reverse stock split of the Company’s Common Stock affected in March 1998, Awards may be made under the Plan for up to Eighteen Million Three Hundred Fifty Thousand (18,350,000) shares of Common Stock, which number includes shares previously issued upon exercise of options granted under the Plan.  The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 225,000 shares in the aggregate in any calendar year, except that for grants to a new employee during the calendar year in which his or her service as an employee first commences such number shall not exceed 450,000 shares, and that both limits are subject to adjustment under subsection (b).  If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan.  Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)              In the event that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock then an equitable adjustment shall be made (subject, in the case of Incentive Stock Options, to any limitation required under the Code) to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing as determined by the Committee to be appropriate, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options

(a)               Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.  The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder.  No Incentive Stock Option may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b)              The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(c)               Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter.  The Committee

4

may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)              No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company.  Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(e)               The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights

(a)               Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option.  SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.  SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option.  SARs granted alone and unrelated to an Option shall have an exercise price not less than 100% of the Fair Market Value of the Common Stock on the date of award may be granted at such exercise prices as the Committee may determine.  The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(b)              An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

Section 8.  Performance Shares

(a)               Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle.  There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.  The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

(b)              The Committee shall establish Performance Goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to

5

time select.  During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c)               As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals.  The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter.  The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

(a)               Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards.  Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b)              Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10.  Stock Units

(a)               Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

(b)              Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.             Other Stock-Based Awards

(a)               Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options.  Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

6

(b)              The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award.  Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards

(a)               Documentation.  Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)              Committee Discretion.  Each type of Award may be made alone, in addition to or in relation to any other type of Award, in the discretion of the Committee.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.   Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter, including without limitation any determination regarding the achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award.

(c)               Settlement.  The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property, and the manner of determining the amount or value thereof.   Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.  The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.  The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d)              Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e)               Termination of Service.  The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or

7

exercise rights thereunder.     Unless the Committee otherwise provides in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which he or she renders such service ceases to be an Affiliate of the Company.

(f)               Change in Control.  In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(g)              Loans.  The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h)              Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)                Foreign Nationals.  Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j)                Amendment of Award.  The Committee may amend, modify or terminate any outstanding Award, including changing the date of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.  The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise

8

price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

(k)               Limitations on Transferability of Awards.  No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code.

(l)                Section 409A.       No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code and any regulations thereunder.

Section 13.  Miscellaneous

(a)               No Right To Employment.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment.   Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate.  Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b)              No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.  A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)               Effective Date.  Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date.  Before such approval, Awards may be made under the Plan expressly subject to such approval.

(d)              Amendment of Plan.  The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Committee determines to be necessary or advisable.

(e)               Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

This Plan was approved by the Board of Directors on July 13, 1995.

This Plan was approved by the stockholders on August 8, 1995.

9

This Plan was amended by the Board of Directors on October 17, 1996, and such amendment was approved by the stockholders effective as of October 23, 1996.

This Plan was further amended by the Board of Directors on October 22, 1997 and on January 28, 1998, and such amendments were approved by the stockholders effective as of March 23, 1998.

This Plan was further amended by the Board of Directors on August 13, 1998, and such amendment was approved by the stockholders effective as of August 28, 1998.

This Plan was further amended by the Board of Directors on August 5, 1999, and such amendment was approved by the stockholders effective as of October 29, 1999.

This Plan was further amended by the Board of Directors on March 16, 2000, and such amendment was approved by the stockholders effective as of March 20, 2000.

This Plan was further amended by the Board of Directors on October 26, 2001.

This Plan was further amended by the Board of Directors on February 7, 2002, and such amendment was approved by the stockholders effective as of May 16, 2002.

This Plan was further amended by the Board of Directors on March 2, 2005, and such amendment was approved by the stockholders effective as of May 19, 2005.

This Plan was further amended by the Compensation Committee of the Board of Directors on April 4, 2007 and such amendment was approved by the stockholders effective as of May 17, 2007.

This Plan was further amended by the Compensation Committee of the Board of Directors on March 25, 2009 and such amendment was approved by the stockholders effective as of May       , 2009.

10

Appendix B

DYAX CORP.

1998 Employee Stock Purchase Plan

1.            Purpose.

The purpose of this 1998 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Dyax Corp. (the “Company”), and its subsidiaries incorporated under the laws of a jurisdiction within the United States of America (“US Subsidiaries”), who wish to become shareholders of the Company, an opportunity to purchase Common Stock, $0.01 par value, of the Company (the “Common Stock”) directly from the Company.  The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.            Eligible Employees.

Subject to the provisions of Sections 7, 8, 9 and 10 below, any individual who is a full-time employee (as defined below) of the Company or of any of its subsidiaries (as defined in Section 424(f) of the Code) designated for eligibility to participate in the Plan by the Board of Directors is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder.  “Board of Directors” means the Company’s Board of Directors or any committee to whom it delegates its authority hereunder, and “full-time employee” shall mean any employee whose customary employment is:

(a)           20 hours or more per week and

(b)           more than five months in the calendar year during which the Offering Date (as defined in Section 3 below) occurs (or in the calendar year immediately preceding such calendar year if there has been no change in the terms of employment that would make the employee ineligible to participate in the current calendar year).

3.            Offering Dates.

From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering” on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board of Directors.

4.            Prices.

The price per share for each grant of rights hereunder shall be the lesser of:

(a)                                  eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b)                                 eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.            Exercise of Rights and Method of Payment.

(a)           Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors. Unless a participating employee withdraws from the Plan as provided in Section 11, and subject to the other terms of the Plan, the employee’s option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in the employee’s account.

(b)           The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, by delivery of shares of Common Stock valued at fair market value (as determined by the Board of Directors) on the date of delivery, or by some combination thereof, as determined by the Board of Directors.  No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

(c)           Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.            Term of Rights.

The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the “Offering Period”) shall in no event be longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423 of the Code.  The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period when shares will be purchased upon exercise of employees’ options (each, an “Exercise Period”).  Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7.            Shares Subject to the Plan.

(a)           The number of shares of Common Stock that may be sold pursuant to rights granted under the Plan may not exceed 1,330,000 shares (the “Shares”); provided, however, that the maximum number of Shares which shall be available for sale under the Plan during any Exercise Period shall not exceed the number of Shares equal to 25,000 Shares multiplied by the number of calendar quarters included in such Exercise Period and, if necessary, the number of Shares sold during an Exercise Period shall be cut back in accordance with Section 7(b).  Appropriate adjustments in the above figures, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to this Section 7(a), and Sections 9 and 10 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share.  In the event of a proposed dissolution or liquidation of the Company, any Exercise Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.  In the event of a Corporate Transaction (as defined below), each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event that the successor corporation refuses to assume or substitute for outstanding options, each Exercise Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Exercise Period and Offering Period then in progress will terminate.  The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participating employee in writing, prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11.  For purposes of this Section 7, “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.  Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan.  If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

(b)           Subject to the foregoing, if the Board of Directors determines that, on a given purchase date for an Offering (a “Purchase Date”), the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board of Directors may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participant employees exercising rights to purchase Common Stock on such Purchase Date, and (x) continue all Offerings then in effect or (y) terminate any or all Offerings then in effect.  The Company may make pro rata allocation of the Shares available on the Purchase Date of any applicable Offering, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to the Offering Date for such Offering.  In the event of a pro-rata allocation, each participating employee’s right to purchase Shares shall be limited to such pro-rata amount of Shares and the remaining cash balance of the contributions shall be credited to his or her account, and the participating employees shall not have further rights against the Company or the Board of Directors.

8.            Limitations on Grants.

(a)           No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

(b)           No employee shall be granted a right which permits the employee’s right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)           No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the employee’s annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9.            Limitation on Number of Shares Purchased.

The maximum number of Shares that an eligible participating employee may purchase during any Exercise Period shall not exceed the number of Shares that is equal to 875 Shares multiplied by the number of calendar quarters included in such Exercise Period, provided that such purchase shall be further subject to the limitations set forth in Sections 2, 7, and 8.

10.          Limit on Participation.

Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

11.          Withdrawal.

(a)           An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the date established by the Company for such purpose.  Upon such withdrawal, any amounts paid by the employee or withheld from the employee’s compensation through payroll deductions for the purpose of purchasing Shares shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors.

(b)           A participating employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company.  If a participating employee withdraws from an Offering, however, payroll deductions shall not resume at the beginning of any succeeding Offering unless the employee makes a new election to participate in the Plan.

12.          Tax Withholding.

Each participating employee shall pay to the Company or the applicable subsidiary, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability.  In the discretion of the Board of Directors and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at fair market value (as determined by the Board of Directors) on the date of delivery.  The Company or the applicable subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the employee or withhold Shares purchased hereunder, which shall be valued at fair market value (as determined by the Board of Directors) on the date of withholding.

13.          Termination of Employment.

Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee’s compensation through payroll deductions for the purpose of purchasing the Shares shall be paid to the employee or to the employee’s estate, without interest unless otherwise determined by the Board of Directors.

14.          Participants’ Rights as Shareholders and Employees.

(a)           No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

(b)           Each participating employee is an employee-at-will (that is to say that either the employee or the Company or any subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any subsidiary.  Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any employee any right with respect to the continuance of his/her employment with the Company or any subsidiary nor shall they interfere with the rights of the Company or subsidiary to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any subsidiary.

15.          Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

16.          Amendments to or Discontinuation of the Plan.

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

17.          Effective Date and Approvals.

(a)                           This Plan became effective on January 31, 1998, the date it was adopted by the Board of Directors, and it was approved by the shareholders of the Company within twelve (12) months before or after the date of adoption.

(b)                           The Company’s obligation to offer, sell and deliver the Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization,  issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company’s counsel with, all applicable federal and state securities and other laws.

18.          Term of Plan.

No rights shall be granted under the Plan after January 30, 2017.

19.          Administration of the Plan.

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan.  Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.  Determinations made by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

20.          Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

0 14475 DYAX CORP. 2009 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Dyax Corp. hereby appoints Gustav Christensen, George Migausky, Ivana Magovcevic-Liebisch and Nathaniel S. Gardiner, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2009 Annual Meeting”) to be held at 2:00 p.m., local time on Thursday, May 14, 2009, at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given. This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1,FOR the amendment to Dyax’s Amended and Restated 1995 Equity Incentive Plan as described in Proposal 2, FOR the amendment to Dyax’s 1998 Employee Stock Pruchase Plan as described in Proposal 3, and FOR ratification of the appointment of Dyax’s independent registered public accounting firm as described in Proposal 4, and in accordance with the determination of a majority of the Board of Directors as to any other matters that may properly come before the meeting or any adjournments thereof. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2009 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2009 Annual Meeting. If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS OF DYAX CORP. May 14, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/26746e Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three Class I directors to serve until the 2012 Annual Meeting of Stockholders: Constantine E. Anagnostopoulos Henry R. Lewis David J. McLachlan 2. To approve an amendment and restatement of Dyax’s Amended and Restated 1995 Equity Incentive Plan. 3. To approve an amendment and restatement of Dyax’s 1998 Employee Stock Purchase Plan. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Dyax’s independent registered public accounting firm for the 2009 fiscal year. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330303000000000000 7 051409

QuickLinks

DYAX CORP. 300 TECHNOLOGY SQUARE CAMBRIDGE, MA 02139 (617) 250-5500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 14, 2009
DYAX CORP.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2009
Share Ownership
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE FOR THE THREE DIRECTOR NOMINEES
PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE 1995 EQUITY INCENTIVE PLAN
Total Awards Under the 1995 Equity Incentive Plan
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
PROPOSAL 3 AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
Equity Compensation Plan Information
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AUDIT COMMITTEE REPORT
STOCKHOLDER MATTERS